Exhibit 10.3

***Text Omitted and Filed Separately with the Securities and Exchange Commission. Confidential Treatment Requested Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

SECOND AMENDMENT

[Drafted as AMENDED AND RESTATED]

LICENSE AGREEMENT

BETWEEN

RAPTOR THERAPEUTICS, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

CASE NO. SD2006-092

Table of Contents

		Page
Recitals		1

Article 1.	Definitions	2

Article 2.	Grants	4

Article 3.	Consideration	5

Article 4.	Reports, Records and Payments	11

Article 5.	Patent Matters	13

Article 6.	Governmental Matters	16

Article 7.	Termination or Expiration of the Agreement	16

Article 8.	Limited Warranty and Indemnification	17

Article 9.	Use of Names and Trademarks	19

Article 10.	Miscellaneous Provisions	20

Exhibit A:	Patent Rights as of Execution Date	Appendix

Exhibit B:	Transactions Occurring Between Effective Date and Execution Date	Appendix

Exhibit C:	Certificate of Merger of Encode Therapeutics, Inc., with and into Bennu Pharmaceutical, Inc.	Appendix

Exhibit D:	Certificate of Amendment of Certificate of Incorporation of Bennu Pharmaceuticals, Inc.	Appendix

LICENSE AGREEMENT

This agreement (“Agreement”) is made by and between Raptor Therapeutics, Inc. (f/k/a Encode Pharmaceuticals, Inc.), a Delaware corporation having an address at 9 Commercial Blvd., Suite 200, Novato, CA, 94949 (“LICENSEE”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”).

This Agreement is effective on October 31, 2007 (“Effective Date”) with Raptor Therapeutics, which became LICENSEE upon a merger of Encode Pharmaceuticals, Inc. with and into Bennu Pharmaceuticals, Inc., effective December 17, 2007 (Exhibit C), which changed its name from Bennu Pharmaceuticals, Inc. to Raptor Therapeutics, Inc., effective November 5, 2008 (Exhibit D), was amended (“First Amendment”) effective November 11, 2008 (“First Amendment Date”) and is amended and restated, herein, as an Amended and Restated License (“Second Amendment”) as of 30 October 2012 (“Execution Date”).

RECITALS

WHEREAS, the inventions disclosed in UCSD Disclosure Docket No. SD SD2006-092 and titled “Enterically Coated Cysteamine” (“Invention”), were made in the course of research at UCSD by Drs. Ranjan Dohil and Jerry Schneider (hereinafter and collectively, the “Inventors”) and are covered by Patent Rights as defined below;

WHEREAS, the Inventors are employees of UCSD, and they are obligated to assign all of their right, title and interest in the Invention to UNIVERSITY;

WHEREAS, LICENSEE entered into a secrecy agreement (UC Control No. 2007-20¬0348) with UNIVERSITY, effective January 31, 2007, for the purpose of evaluating the Invention;

WHEREAS, LICENSEE entered into a secrecy agreement (UC Control No. 2008-03¬0236) with UNIVERSITY, effective November 11, 2007, for the purpose of evaluating the Invention;

WHEREAS, UNIVERSITY is desirous that the Invention be developed and utilized to the fullest possible extent so that its benefits can be enjoyed by the general public;

WHEREAS, LICENSEE is desirous of obtaining certain rights from UNIVERSITY for commercial development, use, and sale of the Invention, and the UNIVERSITY is willing to grant such rights;

WHEREAS, LICENSEE understands that UNIVERSITY may publish or otherwise disseminate information concerning the Invention and Technology (as defined below) at any time and that LICENSEE is paying consideration thereunder for its early access to the Invention and Technology, not continued secrecy therein;

WHEREAS, LICENSEE and UNIVERSITY wish to update terminology of the Agreement to current UNIVERSITY practice and harmonize terms of this Agreement with a separate license agreement, between LICENSEE and UNIVERSITY with respect to certain rights under the invention entitled “Intravenous cysteamine for rapid elevation of adiponectin levels during myocardial infarction and other situations of oxidative stress/ischemia,” (“CV License Agreement”), which is to be effective concurrently herewith;

WHEREAS, LICENSEE and UNIVERSITY wish to simultaneously update diligence timelines to reflect the commercial priorities of LICENSEE and to accommodate developmental delays; and

WHEREAS, transactions that have occurred between the Effective Date and the Execution Date, are listed in Exhibit B.

NOW, THEREFORE, the parties agree:

ARTICLE 1  DEFINITIONS

The terms, as defined herein, shall have the same meanings in both their singular and plural forms.

1.1“Affiliate” means any corporation or other business entity which is bound in writing by LICENSEE to the terms set forth in this Agreement and in which LICENSEE owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which LICENSEE is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which LICENSEE owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

1.2“Field” means human therapeutics, subject to diligence specified in Section 3.4.

1.3“Licensed Method” means any method that uses Technology, or that is claimed in Patent Rights (as defined below), the use of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within Patent Rights.

1.4“Licensed Product” means any service, composition or product that uses Technology, or that is claimed in Patent Rights, or that is produced by the Licensed Method, or the manufacture, use, sale, offer for sale, or importation of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within the Patent Rights.

1.5“Net Sales” means […***…]

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[…***…].

1.6“Patent Costs” means […***…].

1.7“Patent Rights” means […***…].

The “Patent Rights” in which UNIVERSITY has rights as of the Execution Date are set forth in Exhibit A, which are all such patent applications or patents described in this Section 1.7 as of the Execution Date.

1.8“Sublicense” means an agreement into which LICENSEE enters with a third party that is not an Affiliate for the purpose of (i) granting rights under the Patent Rights to make, have made, use, sell or import Licensed Products; (ii) granting an option under the Patent Rights to make, have made, use, sell or import Licensed Products; or (iii) forbearing the enforcement of any Patent Rights granted to LICENSEE under this Agreement. “Sublicensee” means a third party with whom LICENSEE enters into a Sublicense.

1.9“Sublicense Fees” means all upfront fees, milestone payments and similar license fees received by LICENSEE from its Sublicensees in consideration for the grant of a Sublicense, but excluding:

(i)any royalty payments;

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(ii)payments for equity or debt securities of LICENSEE (except to the extent such payments exceed the fair market value of such securities upon date of receipt, in which case such premiums over fair market value shall be deemed to be “Sublicense Fees”);

(iii)research or development funding to be applied directly to the future research and/or development of Licensed Products; and

(iv)payments and reimbursement of Patent Costs paid to UNIVERSITY by LICENSEE with respect to the filing, preparation, prosecution or maintenance of the Patent Rights.

1.10“Technology” means the written technical information and know-how relating to the Invention, which the UNIVERSITY provides to LICENSEE prior to and during the Term of this Agreement.

1.11“Term” means the period of time beginning on the Effective Date and ending on the later of (i) the expiration date of the longest-lived Patent Rights on a country-by-country basis or (ii) ten (10) years after the first commercial sale of a Licensed Product.

1.12“Territory” means world-wide.

ARTICLE 2  GRANTS

2.1License. Subject to the limitations set forth in this Agreement, UNIVERSITY hereby grants to LICENSEE, and LICENSEE hereby accepts, a license under Patent Rights to make and have made, to use and have used, to sell and have sold, to offer for sale, and to import and have imported Licensed Products and to practice Licensed Methods and to use Technology, in the Field within the Territory and during the Term.

The license granted herein is exclusive for Patent Rights and non-exclusive for Technology.

2.2Sublicense.

(a)The license granted in Paragraph 2.1 includes the right of LICENSEE to grant Sublicenses to third parties during the Term but only for as long the license is exclusive.

(b)With respect to Sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(i)not receive, or agree to receive, any non-cash consideration in lieu of cash as consideration from a third party under a Sublicense granted pursuant to Paragraph 2.2(a) without the express written consent of UNIVERSITY;

(ii)to the extent applicable, include all of the rights of and obligations due to UNIVERSITY and contained in this Agreement;

(iii)within thirty (30) days of the execution of the Sublicense agreement, provide UNIVERSITY with a copy of each Sublicense issued; and

(iv)collect and guarantee payment of all payments due, directly or indirectly, to UNIVERSITY from Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees.

(c)Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall cancel or assign to UNIVERSITY any and all Sublicenses.

2.3Reservation of Rights. UNIVERSITY reserves the right to:

(a)use the Invention, Technology and Patent Rights for educational and research purposes;

(b)publish or otherwise disseminate any information about the Invention and Technology at any time; and

(c)allow other nonprofit institutions to use and publish or otherwise disseminate any information about Invention, Technology and Patent Rights for educational and research purposes.

ARTICLE 3  CONSIDERATION

3.1Fees and Royalties. The parties hereto understand that the fees and royalties payable by LICENSEE to UNIVERSITY under this Agreement are partial consideration for the license granted herein to LICENSEE under Technology, and Patent Rights. LICENSEE shall pay UNIVERSITY:

(a)a license issue fee of fifty thousand dollars (US$50,000), within thirty (30) days after the Effective Date;

(b)license maintenance fees of fifteen thousand dollars (US$15,000) per year and payable on the first anniversary of the Effective Date and annually thereafter on each anniversary; provided however, that LICENSEE's obligation to pay this fee shall end on the date when LICENSEE is commercially selling a Licensed Product;

(c)milestone payments in the amounts payable according to the following schedule or events:

AmountDate or Event

(i)	For each orphan indication, the following amounts will be paid:

[…***…]

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[…***…]

(ii)For each non-orphan indication, the following amounts will be paid:

[…***…]

(d)an earned royalty of […***…].

(e)a percentage of all Sublicense Fees received by LICENSEE from its Sublicensees […***…]

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[…***…];

(f)on each and every Sublicense royalty payment received by LICENSEE from its Sublicensees on Net Sales of Licensed Product by Sublicensee, the higher of (i) the percentage of royalties received by LICENSEE according to the schedule in 3.1(e); or (ii) royalties based on the royalty rate in Paragraph 3.1(d) as applied to Net Sales of Sublicensee. For the sake of clarity, royalties due for Net Sales by Licensee and/or Affiliate(s), Section 3.1(d) will apply and for Net Sales by Sublicensee, this Section 3.1(f), will apply;

(g)beginning the calendar year of commercial sales of the first Licensed Product by LICENSEE, its Sublicensee, or an Affiliate and if the total earned royalties paid by LICENSEE under Paragraphs3.1(d) and (f) to UNIVERSITY in any such year cumulatively amounts to less than:

a.[…***…]

b.[…***…]

(“minimum annual royalty”), LICENSEE shall pay to UNIVERSITY on or before February 28 following the last quarter of such year the difference between the applicable minimum annual royalty above and the total earned royalty paid by LICENSEE for such year under Paragraphs3.1(d) and (f); provided, however, that for the year of commercial sales of the first Licensed Product, the amount of minimum annual royalty payable shall be pro-rated for the number of months remaining in that calendar year.

3.2Payment. All fees and royalty payments specified in Paragraphs 3.1(a) through 3.1(g) above shall be paid by LICENSEE pursuant to Paragraph 4.3 and shall be delivered by LICENSEE to UNIVERSITY as noted in Paragraph 10.1.

Notwithstanding anything to the contrary, in the event that LICENSEE would owe amounts (specifically not including annual license maintenance fees) to UNIVERSITY under this Agreement and also under the CV License Agreement with respect to a specific Licensed Product, only the higher amount shall be due. By way of example, in the event LICENSEE owes […***…]

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[…***…].

3.3Patent Costs. LICENSEE shall reimburse UNIVERSITY all past (prior to the Effective Date) and future (on or after the Effective Date) Patent Costs within thirty (30) days following the date an itemized invoice is sent from UNIVERSITY to LICENSEE. In UNIVERSITY's discretion, for Patent Costs anticipated to exceed […***…] (“Anticipated Costs”), UNIVERSITY will inform LICENSEE no less than thirty (30) days prior to the date when Anticipated Costs are incurred. UNIVERSITY may, at its discretion and in accordance with Paragraph 5.1(c), require full advance payment of Anticipated Costs at least fifteen (15) business days before required filing dates (“Advance Payment Deadline”). […***…]. In the event that the Anticipated Costs paid by LICENSEE are greater than the actual cost, the excess amount is creditable against future Patent Costs. In the event that the actual costs exceed the Anticipated Costs paid in advance by LICENSEE, LICENSEE shall pay such excess costs within thirty (30) days following the date an itemized invoice is sent as set forth in Paragraph 4.3.

3.4Due Diligence.

(a)LICENSEE shall, either directly or through its Affiliate(s) or Sublicensee(s):

(i)secure one million dollars (US$1,000,000) of funding on or before December 15 2008 (“First Financing Milestone”);

(ii)[…***…];

(iii)[…***…] spend not less than […***…] for the development of Licensed Products during […***…] of this Agreement. LICENSEE may, at its sole option, fund the research of any one of the Inventors and credit the amount of such funding actually paid to UCSD against its obligation under this paragraph;

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(iv)For the indications of Cystinosis, Huntington's Disease, and Non-alcoholic Steatohepatitis (“NASH”) perform the following activities […***…]:

Years from Effective Date:	Activity

Cystinosis
[…***…]	[…***…]

NASH
[…***…]	[…***…]

CONTINUED NEXT PAGE

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Years from Effective Date:	Activity
Huntington's
Disease
[…***…]	[…***…]

(v)market Licensed Products in the United States […***…] of receiving regulatory approval to market such Licensed Products;

(vi)fill the market demand for Licensed Products following commencement of marketing at any time during the term of this Agreement; and

(vii)obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products.

(b)If LICENSEE fails to perform any of its obligations specified in Paragraphs 3.4(a)(i)-(vii), then UNIVERSITY shall have the right and option to either terminate this Agreement or change LICENSEE' s exclusive license to a nonexclusive license. This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2.

(c)If, […***…] the Effective Date, LICENSEE fails to show it has initiated and is maintaining an active development program for a clinical indication in the Field, and UNIVERSITY receives a bona fide inquiry from a third party with a bona fide financial plan that would enable the licensure and development of a therapy for such clinical indication, UNIVERSITY shall give notice to LICENSEE. LICENSEE shall, […***…], either (i) complete a Sublicense grant to the third party, or (ii) shall provide UNIVERSITY a detailed plan for the development of a product to treat said clinical indication and shall begin actual implementation of, and maintain such plan immediately. If LICENSEE does not either (i) complete a Sublicense grant or (ii) demonstrate implementation of said development plan within […***…] days of receipt of such notice from UNIVERSITY, then UNIVERSITY shall have the right to exclude such clinical indication from the Field.

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ARTICLE 4  REPORTS, RECORDS AND PAYMENTS

4.1Reports.

(a)Progress Reports. Beginning six months after Effective Date and ending after first commercial sale of the last Licensed Product to be introduced, LICENSEE shall report to UNIVERSITY progress covering LICENSEE's (and Affiliate's and Sublicensee's) activities for the preceding six (6) months to develop and test all Licensed Products and obtain governmental approvals necessary for marketing the same. Such semi-annual reports shall be due within sixty (60) days of the reporting period and include a summary of work completed, summary of work in progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Products, and summary of resources (dollar value) spent in the reporting period.

(b)Royalty Reports. After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY quarterly royalty reports on or before each February 28, May 31, August 31 and November 30 of each year. Each royalty report shall cover LICENSEE's (and each Affiliate's and Sublicensee's) most recently completed calendar quarter and shall show:

(i)the date of first commercial sale of a Licensed Product in each country;

(ii)the gross sales, deductions as provided in Paragraph 1.5 and Net Sales during the most recently completed calendar quarter and the royalties, in US dollars, payable with respect thereto;

(iii)the number of each type of Licensed Product sold;

(iv)Sublicense Fees and royalties received during the most recently completed calendar quarter in US dollars, payable with respect thereto;

(v)the method used to calculate the royalties; and

(vi)the exchange rates used.

If no sales of Licensed Products have been made and no Sublicense revenue has been received by LICENSEE during any reporting period, LICENSEE shall so report.

(c)Timely Reports. LICENSEE acknowledges the important value that timely reporting provides in UNIVERSITY's effective management of its rights under this Agreement. LICENSEE further acknowledges that failure to render the reports required under this Paragraph 4.1 may harm UNIVERSITY's ability to manage its rights under this Agreement. As such, reports not submitted by the required due date under this Paragraph 4.1 will cause to be due by LICENSEE to UNIVERSITY a late reporting fee of […***…] per month until such report, compliant with the requirements of this Paragraph 4.1, is received by UNIVERSITY. Payment of this fee is subject to Paragraph 4.3, Paragraph 7.1 and Paragraph 10.1 herein.

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4.2Records & Audits.

(a)LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and Sublicense fees received under this Agreement. Such records shall be retained by LICENSEE for at least five (5) years following a given reporting period.

(b)All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by UNIVERSITY's Internal Audit Department or by a Certified Public Accountant selected by UNIVERSITY and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments or other compliance issues. Such inspector shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an under reporting and underpayment in excess of […***…]for any […***…], then LICENSEE shall pay the cost of the audit as well as any additional sum that would have been payable to UNIVERSITY had the LICENSEE reported correctly, plus an interest charge at a rate of […***…] per year. Such interest shall be calculated from the date the correct payment was due to UNIVERSITY up to the date when such payment is actually made by LICENSEE. For underpayment not in excess of […***…] for any […***…] period, LICENSEE shall pay the difference within […***…] without interest charge or inspection cost.

4.3Payments.

(a)All fees reimbursements and royalties due UNIVERSITY shall be paid in United States dollars and all checks shall be made payable to “The Regents of the University of California”, referencing UNIVERSITY's taxpayer identification number, 95-6006144, and sent to UNIVERSITY according to Paragraph 10.1 (Correspondence). When Licensed Products are sold in currencies other than United States dollars, LICENSEE shall first determine the earned royalty in the currency of the country in which Licensed Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the applicable reporting period.

(b)Royalty Payments.

(i)Royalties shall accrue when Licensed Products are invoiced, or if not invoiced, when delivered to a third party or Affiliate.

(ii)LICENSEE shall pay earned royalties […***…] on or before […***…] of each calendar year. Each such payment shall be for earned royalties accrued within LICENSEE' s most recently completed calendar quarter.

(iii)Royalties earned on sales occurring or under Sublicense granted pursuant to this Agreement in any country outside the United States shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, except that all payments made by LICENSEE in fulfillment of

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UNIVERSITY's tax liability in any particular country may be credited against earned royalties or fees due UNIVERSITY for that country. LICENSEE shall pay all bank charges resulting from the transfer of such royalty payments.

(iv)If at any time legal restrictions prevent the prompt remittance of part or all royalties by LICENSEE with respect to any country where a Licensed Product is sold or a Sublicense is granted pursuant to this Agreement, LICENSEE shall convert the amount owed to UNIVERSITY into US currency and shall pay UNIVERSITY directly from its US sources of fund for as long as the legal restrictions apply.

(v)In the event that any patent or patent claim within Patent Rights is held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken, or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. LICENSEE shall not, however, be relieved from paying any royalties that accrued before the date of such final decision, that are based on another patent or claim not involved in such final decision, or that are based on the use of Technology.

(vi)Royalty payments under Article 3, recoveries and settlements under Article 5, and royalty reports under 4.1(b) shall be rendered for any and all Licensed Products even if due after expiration of the Agreement.

(c)Late Payments. In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest charges at a rate of […***…] per year. Such interest shall be calculated from the date payment was due until actually received by UNIVERSITY.

ARTICLE 5  PATENT MATTERS

5.1Patent Prosecution and Maintenance.

(a)Provided that LICENSEE has reimbursed UNIVERSITY for Patent Costs pursuant to Paragraph 3.3, UNIVERSITY shall diligently prosecute and maintain the United States and, if available, foreign patents, and applications in Patent Rights using counsel of its choice. […***…] UNIVERSITY shall provide LICENSEE with copies of all relevant documentation relating to such prosecution and LICENSEE shall keep this documentation confidential. The counsel shall take instructions only from UNIVERSITY, and all patents and patent applications in Patent Rights shall be assigned solely to UNIVERSITY. UNIVERSITY shall in any event control all patent filings and all patent prosecution decisions and related filings (e.g. responses to office actions) shall be at UNIVERSITY's final discretion (prosecution includes, but is not limited to, interferences, oppositions and any other inter partes matters originating in a patent office).

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(b)UNIVERSITY shall consider amending any patent application in Patent Rights to include claims reasonably requested by LICENSEE to protect the products contemplated to be sold by LICENSEE under this Agreement.

(c)LICENSEE may elect to terminate its reimbursement obligations with respect to any patent application or patent in Patent Rights upon three (3) months' written notice to UNIVERSITY. UNIVERSITY shall use reasonable efforts to curtail further Patent Costs for such application or patent when such notice of termination is received from LICENSEE. UNIVERSITY, in its sole discretion and at its sole expense, may continue prosecution and maintenance of said application or patent, and LICENSEE shall have no further license with respect thereto. Non-payment of any portion of Patent Costs or Anticipated Costs with respect to any application or patent may be deemed by UNIVERSITY as an election by LICENSEE to terminate its reimbursement obligations with respect to such application or patent. UNIVERSITY is not obligated to file, prosecute, or maintain Patent Rights in any country where LICENSEE is not paying Patent Costs at any time or to file, prosecute, or maintain Patent Rights to which LICENSEE has terminated its license hereunder.

(d)LICENSEE shall apply for an extension of the term of any patent in Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this law. LICENSEE shall prepare all documents for such application, and UNIVERSITY shall execute such documents and take any other additional action as LICENSEE reasonably requests in connection therewith.

5.2Patent Infringement.

(a)In the event that UNIVERSITY (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) or LICENSEE learns of infringement of potential commercial significance of any patent licensed under this Agreement, the knowledgeable party will provide the other (i) with written notice of such infringement and (ii) with any evidence of such infringement available to it (the “Infringement Notice”). During the period in which, and in the jurisdiction where, LICENSEE has exclusive rights under this Agreement, neither UNIVERSITY nor LICENSEE will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of the other. UNIVERSITY shall have the right to terminate this Agreement immediately without the obligation to provide sixty (60) days' notice as set forth in Paragraph 7.1 if LICENSEE notifies a third party of infringement or puts such third party on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of UNIVERSITY. Both UNIVERSITY and LICENSEE will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

(b)If infringing activity of potential commercial significance by the infringer has not abated within ninety (90) days following the date the Infringement Notice takes effect, LICENSEE may institute suit for patent infringement against the infringer. UNIVERSITY may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE's suit or any judgment rendered in that suit. LICENSEE may not join UNIVERSITY in a suit initiated by LICENSEE without UNIVERSITY'S prior written consent. If, in a suit initiated by LICENSEE, UNIVERSITY is involuntarily joined other than by LICENSEE, LICENSEE will pay any costs incurred by UNIVERSITY arising out of such suit, including but not limited to, any legal fees of counsel that UNIVERSITY selects and retains to represent it in the suit.

(c)If, within a hundred and twenty (120) days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if LICENSEE has not brought suit against the infringer, UNIVERSITY may institute suit for patent infringement against the infringer. If UNIVERSITY institutes such suit, LICENSEE may not join such suit without UNIVERSITY'S consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of UNIVERSITY'S suit or any judgment rendered in that suit.

(d)Any recovery or settlement received in connection with any suit will first be shared by UNIVERSITY and LICENSEE equally to cover the litigation costs each incurred, and next shall be paid to UNIVERSITY or LICENSEE to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by LICENSEE, any recovery in excess of litigation costs will be shared between LICENSEE and UNIVERSITY as follows: (i) for any recovery other than amounts paid for willful infringement: (A) UNIVERSITY will receive […***…] of the recovery if UNIVERSITY was not a party in the litigation and did not incur any litigation costs; (B) UNIVERSITY will receive […***…] of the recovery if UNIVERSITY was a party in the litigation, but did not incur any litigation costs, including the provisions of Paragraph 5.2(b) above, or (C) UNIVERSITY will receive […***…] of the recovery if UNIVERSITY incurred any litigation costs in connection with the litigation; and (ii) for any recovery for willful infringement, UNIVERSITY will receive […***…] of the recovery. In any suit initiated by UNIVERSITY, […***…]. UNIVERSITY and LICENSEE agree to be bound by all determinations of patent infringement, validity, and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Paragraph 5.2.

(e)Any agreement made by LICENSEE for purposes of settling litigation or other dispute shall comply with the requirements of Paragraph 2.2 (Sublicenses) of this Agreement.

(f)Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

(g)Any litigation proceedings will be controlled by the party bringing the suit, except that UNIVERSITY may be represented by counsel of its choice in any suit brought by LICENSEE.

5.3Patent Marking. LICENSEE shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws. LICENSEE shall be responsible for all monetary and legal liabilities arising

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from or caused by (i) failure to abide by applicable patent marking laws and (ii) any type of incorrect or improper patent marking.

ARTICLE 6  GOVERNMENTAL MATTERS

6.1Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so. LICENSEE shall notify UNIVERSITY if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

6.2Export Control Laws. LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations.

ARTICLE 7  TERMINATION OR EXPIRATION OF THE AGREEMENT

7.1Termination by UNIVERSITY.

(a)If LICENSEE fails to perform or violates any term of this Agreement, then UNIVERSITY may give written notice of default (“Notice of Default”) to LICENSEE. If LICENSEE fails to cure the default within […***…] of the Notice of Default, UNIVERSITY may terminate this Agreement and the license granted herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of UNIVERSITY. During the term of any such Notice of Default or period to cure, to the extent the default at issue is a failure to pay past or ongoing Patent Costs as provided for under this Agreement, UNIVERSITY shall have no obligation to incur any new Patent Costs under this Agreement and shall have no obligation to further prosecute Patent Rights or file any new patents under Patent Rights.

(b)This Agreement will terminate immediately, without the obligation to provide […***…] notice as set forth in Paragraph 7.1(a), if LICENSEE files a claim including in any way the assertion that any portion of UNIVERSITY' s Patent Rights is invalid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE.

7.2Termination by LICENSEE.

(a)LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a […***…] written notice to UNIVERSITY. Said notice shall state LICENSEE's reason for terminating this Agreement.

***Confidential Treatment Requested

(b)Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective. Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.

7.3Survival on Termination or Expiration. The following Paragraphs and Articles shall survive the termination or expiration of this Agreement:

(a)Article 4 (Reports, Records and Payments);

(b)Paragraph 7.3 (Survival on Termination or Expiration);

(c)Paragraph 7.4 (Disposition of Licensed Products on Hand);

(d)Article 8 (Limited Warranty and Indemnification);

(e)Article 9 (Use Of Names and Trademarks);

(f)Paragraph 10.2 hereof (Secrecy);

(g)Paragraph 10.5 (Failure to Perform); and

(h)Paragraph 10.6 (Governing Law).

7.4Disposition of Licensed Products on Hand. Upon termination of this Agreement, LICENSEE may dispose of all previously made or partially made Licensed Product within a period of one hundred and twenty (120) days of the effective date of such termination provided that the sale of such Licensed Product by LICENSEE, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

ARTICLE 8  LIMITED WARRANTY AND INDEMNIFICATION

8.1Limited Warranty.

(a)UNIVERSITY warrants that it has the lawful right to grant this license. This warranty does not include Patent Rights to the extent assigned, or otherwise licensed, by UNIVERSITY' s inventors to third parties prior to the Effective Date.

(b)The license granted herein and the associated Technology are provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. UNIVERSITY makes no representation or warranty that the Licensed Product, Licensed Method or the use of Patent Rights or Technology will not infringe any other patent or other proprietary rights.

(c)EXCEPT WITH RESPECT TO A BREACH OF PARAGRAPH 8.1(a) ABOVE, UNIVERSITY WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF

PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(d)Nothing in this Agreement shall be construed as:

(i)a warranty or representation by UNIVERSITY as to the validity or scope of any Patent Rights;

(ii)a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;

(iii)an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Paragraph 5.2 hereof;

(iv)conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Patent Rights; or

(v)an obligation to furnish any know-how not provided in Patent Rights and Technology; or

(vi)an obligation to update Technology.

8.2Indemnification.

(a)LICENSEE will, and will require Sublicensees to, indemnify, hold harmless, and defend UNIVERSITY and its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of patents or patent applications under Patent Rights, and their employers; against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from, or arising out of, the exercise of this license or any Sublicense, except to the extent arising out of or related to Patent Rights to the extent assigned, or otherwise licensed, by UNIVERSITY' s inventors to third parties. This indemnification will include, but will not be limited to, any product liability.

(b)LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self-insurance as follows:

(i)Prior to […***…]:

***Confidential Treatment Requested

(A)Prior to initiation of human clinical trials, comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (A) each occurrence, […***…]; (B) products/completed operations aggregate, […***…]; (C) personal and advertising injury, […***…]; and (D) general aggregate (commercial form only), […***…]; and

(B)Upon initiation of human clinical trials, comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (A) each occurrence, […***…]; (B) products/completed operations aggregate, […***…]; (C) personal and advertising injury, […***…]; and (D) general aggregate (commercial form only), […***…]; Worker's Compensation as legally required in the jurisdiction in which the LICENSEE is doing business;

(ii)On and after […***…], comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (A) each occurrence, […***…]; (B) products/completed operations aggregate, […***…]; (C) personal and advertising injury, […***…]; and (D) general aggregate (commercial form only), […***…]; Worker's Compensation as legally required in the jurisdiction in which the LICENSEE is doing business;

(iii)the coverage and limits referred to above shall not in any way limit the liability of LICENSEE; and

(iv)If the above insurance is written on a claims-made form, it shall continue for three (3) years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date.

(c)Upon request, LICENSEE shall furnish UNIVERSITY with certificates of insurance showing compliance with all requirements. Such certificates shall: (i) provide for thirty (30) day advance written notice to UNIVERSITY of any modification; (ii) indicate that UNIVERSITY has been endorsed as an additional insured party under the coverage referred to above; and (iii) include a provision that the coverage shall be primary and shall not participate with nor shall be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

(d)UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article. LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article.

ARTICLE 9  USE OF NAMES AND TRADEMARKS

9.1Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing).

***Confidential Treatment Requested

Unless required by law, the use by LICENSEE of the name, “The Regents of the University of California” or the name of any campus of the University Of California is prohibited, without the express written consent of UNIVERSITY.

9.2UNIVERSITY may disclose to the Inventors the terms and conditions of this Agreement upon their request. If such disclosure is made, UNIVERSITY shall request the Inventors not disclose such terms and conditions to others.

9.3UNIVERSITY may acknowledge the existence of this Agreement and the extent of the grant in Article 2 to third parties, but UNIVERSITY shall not disclose the financial terms of this Agreement to third parties, except where UNIVERSITY is required by law to do so, such as under the California Public Records Act. LICENSEE hereby grants permission for UNIVERSITY (including UCSD) to include LICENSEE's name and a link to LICENSEE's website in UNIVERSITY's and UCSD's annual reports and on UNIVERSITY's (including UCSD's) websites that showcase technology transfer-related stories.

ARTICLE 10  MISCELLANEOUS PROVISIONS

10.1Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(a)on the date of delivery if delivered in person, or

(b)five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.

If sent to LICENSEE:

Raptor Therapeutics, Corp.

9 Commercial Blvd., Suite 200

Novato, CA 94949

Attention: Ted Daley, President

Phone: 415-382-8111 x227

Fax: 415-382-1368

If sent to UNIVERSITY by mail:

University of California, San Diego

Technology Transfer Office

9500 Gilman Drive

Mail Code 0910

La Jolla, CA 92093-0910

Attention: Assistant Vice Chancellor

If sent to UNIVERSITY by courier:

University of California, San Diego

Technology Transfer Office

10300 North Torrey Pines Road

Torrey Pines Center North, Third Floor

La Jolla, CA 92037

Attention: Assistant Vice Chancellor

10.2Secrecy.

(a)“Confidential Information” shall mean information, including Technology, relating to the Invention and disclosed by UNIVERSITY to LICENSEE during the term of this Agreement, which if disclosed in writing shall be marked “Confidential”, or if first disclosed otherwise, shall within thirty (30) days of such disclosure be reduced to writing by UNIVERSITY and sent to LICENSEE:

(b)LICENSEE shall:

(i)use the Confidential Information for the sole purpose of performing under the terms of this Agreement;

(ii)safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

(iii)not disclose Confidential Information to others (except to its employees, agents or consultants or Sublicensees who are bound to LICENSEE by a like obligation of confidentiality) without the express written permission of UNIVERSITY, except that LICENSEE shall not be prevented from using or disclosing any of the Confidential Information that:

(A)LICENSEE can demonstrate by written records was previously known to it;

(B)is now, or becomes in the future, public knowledge other than through acts or omissions of LICENSEE;

(C)is lawfully obtained by LICENSEE from sources independent of UNIVERSITY; or

(D)is required to be disclosed by law or a court of competent jurisdiction; and

(c)The secrecy obligations of LICENSEE with respect to Confidential Information shall continue for a period ending five (5) years from the termination date of this Agreement.

10.3Assignability. This Agreement is binding upon and inures to the benefit of UNIVERSITY, its successors and assigns. But it is personal to Licensee and assignable by Licensee only with the written consent of UNIVERSITY. Notwithstanding the foregoing, the consent of UNIVERSITY will not be required if the assignment is in conjunction with the transfer of all or substantially all of the business of LICENSEE to which this Agreement relates.

10.4No Waiver. No waiver by either party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.5Failure to Perform. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

10.6Governing Laws. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of the patent or patent application.

10.7Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party's obligations herein shall resume.

10.8Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.9Entire Agreement. This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

10.10Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.

10.11Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

RAPTOR THERAPEUTICS, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:
By:	/s/Thomas E. Daley	By:	/s/Jane Moores, Ph.D
Name:	Thomas E. Daley		Jane Moores, Ph.D.
Title:	President		Assistant Vice-Chancellor – Technology Transfer

Date:	December 12, 2012	Date:	12/13/12

Exhibit A: Patent Rights as of Execution Date

UC Case No.	Jurisdiction	Filing Date	Serial / Patent No.	Title
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

Exhibit B: Transactions Occurring Between Effective Date and Execution Date

Date	Relevant Section of Agreement	Transaction
[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

***Confidential Treatment Requested

Exhibit C: Certificate of Merger of Encode Therapeutics, Inc., with and into Bennu Pharmaceutical, Inc.

CERTIFICATE OF MERGER

OF ENCODE PHARMACEUTICALS, INC.

WITH AND INTO BENNU PHARMACEUTICALS INC.

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law, the undersigned corporation, organized and existing under the Delaware General Corporation Law, does HEREBY CERTIFY AS FOLLOWS:

FIRST:That the name and state of incorporation of each of the constituent corporations to the merger (each a “Constituent Corporation”) is as follows:

Name	State of Incorporation
Bennu Pharmaceuticals Inc. (“Bennu”)	Delaware
Encode Pharmaceuticals, Inc.	Delaware

SECOND:That Merger Agreement (the “Merger Agreement”) entered into as of November 29, 2007, by and among the Constituent Corporations, Raptor Pharmaceuticals Corp., a Delaware corporation (“Raptor”), and Nicholas Stergis has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations and Raptor pursuant to Section 251 of the Delaware General Corporation Law.

THIRD:That the name of the surviving corporation of the merger shall be Bennu Pharmaceuticals Inc. (the “Surviving Corporation”) and that the Surviving Corporation shall be wholly owned by Raptor, immediately subsequent to the effective time of the merger.

FOURTH:The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Benner immediately prior to the effective time of the merger and was filed with the Secretary of State of Delaware on August 1, 2007 as amended on August 30, 2007.

FOURTH:That executed copies of the Merger Agreement are on file at the principal place of business of the Surviving Corporation at 9 Commercial Boulevard, Suite 200, Novato, CA 94949.

FIFTH:That this Certificate of Merger shall be effective at 11:59 P.M., Delaware time, on December 14, 2007.

SIXTH:That a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost to any stockholder of either constituent corporation.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Beam Pharmaceuticals Inc. has caused this Certificate of Merger to be executed by its duly authorized officer this 14th day of December, 2007.

BENNU PHARMACEUTICALS INC.

By /s/ Kim R. Tsuchimoto
Name: Kim R. Tsuchimoto
Title: Chief Financial Officer

[Signature Page to Certificate of Merger]

Exhibit D: Certificate of Amendment of Certificate of Incorporation of Bennu Pharmaceuticals, Inc.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BENNU PHARMACEUTICALS INC.

The undersigned hereby certifies as follows:

1.She is the duly elected, qualified and acting Secretary of Bennu Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the Slate of Delaware (the “Corporation”).

2.Article I of the Corporation's Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The name of the corporation (hereinafter called the `Corporation') is Raptor Therapeutics Inc.”

3.The amendment set forth herein has been duly approved and adopted by the Board of Directors of the Corporation.

4.The necessary number of Issued and outstanding shares of capital stock of the Corporation required by statute were voted in favor of the amendment.

5.Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Bennu Pharmaceuticals Inc. has caused this Certificate of Amendment to be signed by its Secretary this 4th day of November, 2008.

/s/ Kim. R. Tsuchimoto
Kim R. Tsuchimoto, Secretary

CERTIFICATE OF INCORPORATION

OF

PROMETHEUS PHARMACEUTICALS INC.

I.

The name of the Corporation is Prometheus Pharmaceuticals Inc.

II.

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000). The par value of each of such shares is S0.001. An such shares are of one class and are shares of Common Stock.

V.

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

VI.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

VII.

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

VIII.

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary ditty as a director; provided that this Article VIII shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

IX.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by. statute, and all rights conferred on stockholders herein are granted subject to this reservation.

X.

The name and mailing address of the incorporator of the Corporation are:

Name	Mailing Address
Claudia Immerzeel	c/o Paul Hastings Janofsky & Walker LLP 515 S. Figueroa Street, 25th Floor Los Angeles, CA 90071

IN WITNESS WHEREOF, this Certificate of Incorporation has been signed on the 1st day of August, 2007.

/s/ Claudia Immerzeel
Claudia Immerzeel, Incorporator

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION BEFORE PAYMENT OF

ANY PART OF THE CAPITAL

OF

PROMETHEUS PHARMACEUTICALS INC.

It is hereby certified that

1.The name of the corporation (hereinafter called the “Corporation”) is Prometheus Pharmaceuticals Inc.

2.The Corporation has not received any payment for any of its stock.

3.The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“I.

“The name of the Corporation is Bennu Pharmaceuticals Inc.”

4.The amendment of the Certificate of Incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

Signed on the 30th-day of August, 2007.

/s/ Claudia Immerzeel
Claudia Immerzeel, Sole Incorporator

THIRD AMENDMENT to LICENSE AGREEMENT

UC CONTROL NUMBER 2008-03-0236, EFFECTIVE OCTOBER 31, 2007

between

RAPTOR THERAPEUTICS, INC.

and

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

for:

CASE NO. SD2006-092: “Enterically Coated Cysteamine”

This third amendment (“Third Amendment”) to the License Agreement, UC Control No. 2008-03- 0236, for Case No. SD2006-092 “Enterically Coated Cysteamine” effective October 31, 2007, as amended and restated as of October 30, 2012, (“Agreement”) is made as of 1 March, 2013 (the “Amendment Date”) by and between Raptor Pharmaceuticals, Inc. (f/k/a Raptor Therapeutics, Inc.), a Delaware corporation having an address at 9 Commercial Blvd., Suite 200, Novato, CA, 94949 (“LICENSEE”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093- 0910 (“UCSD”).

Whereas, on December 28, 2012, Raptor Therapeutics, Inc. was merged with Raptor Discoveries, Inc. and as part of such reorganization was renamed Raptor Pharmaceuticals, Inc.

Whereas, LICENSEE and UNIVERSITY wish to amend the Agreement to clarify certain of LICENSEE’s obligations with respect to the development of Licensed Products under such Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and otherwise agree as follows:

1.	Each reference to “Raptor Therapeutics, Inc.” in the Agreement is hereby replaced with “Raptor Pharmaceuticals, Inc.”.
2.	The following Section 1.13 is hereby added to the Agreement:

“1.13 “Regulatory Authority” means (a) the FDA in the United States or (b) any equivalent agency or governmental authority in any country or other jurisdiction outside the United States that has responsibility for granting any licenses or approvals necessary for the marketing and/or sale of a Licensed Product in such country or other jurisdiction (including, without limitation, any supra-national agency such as the “European Medicines Agency” (EMA)).”

3.Section 3.4(b) of the Agreement is hereby deleted and restated in its entirety as follows:

(b)If LICENSEE fails to perform any of its obligations specified in Paragraphs 3.4(a)(i)-(vii), then:

(i)UNIVERSITY shall have the right and option to either terminate this Agreement or change LICENSEE’s exclusive license to a nonexclusive license;

(ii)Notwithstanding Paragraph 3.4(b)(i), in the event that LICENSEE believes in good faith that there exists a significant issue related to the safety and/or efficacy of a Licensed Product for treatment of any indication, or that further development of a Licensed Product is not commercially viable in such indication, then LICENSEE shall so notify UNIVERSITY in writing, and upon University’s written agreement, LICENSEE shall have the right to delay or discontinue development of such Licensed Product for the treatment of such indication for up to six (6) months. In the event that LICENSEE does not receive a response from UNIVERSITY within thirty (30) days of LICENSEE’s written notice, UNIVERSITY shall be deemed to have provided its written agreement upon the end of such thirty (30) day period. If, after six (6) months, LICENSEE does not resume development of such Licensed Product for that particular indication (e.g., cystinosis), UNIVERSITY shall have the right and option, from and after the date of written notice from UNIVERSITY: (A) to terminate this Agreement solely with respect to such indication, in which event, such indication shall be deemed to be excluded from the definition of “Field”; or (B) to change LICENSEE’s exclusive license to a non-exclusive license solely with respect to such indication; and

(iii)Notwithstanding Paragraph 3.4(b)(i), from and after the date on which LICENSEE first obtains regulatory approval from a Regulatory Authority for any indication (e.g., cystinosis), UNIVERSITY would not exercise its rights under Paragraph 3.4(b)(i) with respect to such indication, or to change LICENSEE’s exclusive license to a non-exclusive license for such indication, as a result of LICENSEE’s failure to satisfy its obligations under Paragraph 3.4(a) with respect to a different indication, which is not yet approved for sale.”

These rights, if exercised by UNIVERSITY, supersede the rights granted in Article 2.

4.	MISCELLANEOUS.

4.1Defined Terms. All terms used, but not defined, herein shall have the respective meanings set forth in the Agreement.

4.2Continuing Effect. This Third Amendment shall be effective for all purposes from and after the Amendment Date. Except as otherwise expressly modified by this Third Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

4.3Governing Laws. This Third Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

2

4.4Counterparts. The parties agree that this Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Signatures to this Third Amendment delivered by facsimile or other form of electronic transmission will be deemed to be binding as originals.

[Signature Page Follows]

3

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Third Amendment, in duplicate originals, by their respective and duly authorized officers on the day and year written below.

RAPTOR PHARMACEUTICALS, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Thomas E. Daley	By:	/s/ Jane Moores, Ph.D.
Name:	Thomas E. Daley		Jane Moores, Ph.D.
Title:	Chief Business Officer		Assistant Vice-Chancellor, Intellectual Property

Date:	3/11/13	Date:	3/6/13

4

FOURTH AMENDMENT to LICENSE AGREEMENT

UC CONTROL NUMBER 2008-03-0236, EFFECTIVE OCTOBER 31, 2007

between

RAPTOR PHARMACEUTICALS, INC.

and

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

for:

CASE NO. SD2006-092: “Enterically Coated Cysteamine”

This fourth amendment (“Fourth Amendment”) to the License Agreement, UC Control No. 2008-03-0236, for Case No. SD2006-092 “Enterically Coated Cysteamine” effective October 31, 2007, as amended as of November 11, 2008, amended and restated as of October 30, 2012 and amended as of March 1, 2013 (“Agreement”) is made as of December 16, 2013 (the “4th Amendment Date”) by and between Raptor Pharmaceuticals, Inc. (f/k/a Raptor Therapeutics, Inc.), a Delaware corporation having an address at 5 Hamilton Landing, Suite 160, Novato, CA, 94949 (“LICENSEE”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”).

Whereas, LICENSEE has moved its physical address and the address for correspondence will be updated to reflect this new situation;

Whereas, LICENSEE has changed its fiscal calendar such that it is now on a calendar year fiscal calendar; and

Whereas, LICENSEE and UNIVERSITY wish to amend the Agreement to clarify certain of LICENSEE’s obligations with respect to the timing of reports and payments for royalties.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and otherwise agree as follows:

1.Section 4.1(b) of the Agreement is hereby deleted and restated in its entirety as follows:

(b)Royalty Reports. After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY quarterly royalty reports on or before each March 31, June 30, September 30 and December 31 of each year. Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed calendar quarter (until the expiration or termination of such period or the earlier expiration or termination of this Agreement) and shall show:

(i)	the date of first commercial sale of a Licensed Product in each country;
(ii)	the gross sales, deductions as provided in Paragraph 1.5 and Net Sales during the most recently completed calendar quarter and the royalties, in US dollars, payable with respect thereto;
(iii)	the applicable Indication for each type of Licensed Product sold;
(iv)	the number of each type of Licensed Product sold;
(v)	Sublicense Fees and royalties received during the most recently completed calendar quarter in US dollars, payable with respect thereto;
(vi)	the method used to calculate the royalties; and
(vii)	the exchange rates used.

If no sales of Licensed Products have been made and no Sublicense revenue has been received by LICENSEE during any reporting period, LICENSEE shall so report.

2.Section 4.3(b)(ii) of the Agreement is hereby deleted and restated in its entirety as follows:

“(ii) LICENSEE shall pay to UNIVERSITY earned royalties within forty-five (45) days after the end of each previously stated quarter [noted in section 4.1(b)]. Each such payment shall be for earned royalties accrued within such preceding quarter.”

3.Section 10.1 of the Agreement is hereby deleted and restated in its entirety as follows:

10.1Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(b)on the date of delivery if delivered in person, or

(c)five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.

If sent to LICENSEE:

Raptor Pharmaceuticals, Inc.

5 Hamilton Landing, Suite 160

Novato, CA 94949

Attention: Ted Daley, Chief Business Officer

Phone: 415-408-6207 (direct)

Fax: 415-382-8002

2

If sent to UNIVERSITY by mail:

University of California, San Diego

Technology Transfer Office 9500 Gilman Drive

Mail Code 0910

La Jolla, CA 92093-0910

Attention: Assistant Vice Chancellor

If sent to UNIVERSITY by courier:

University of California, San Diego

Technology Transfer Office

10300 North Torrey Pines Road

Torrey Pines Center North, Third Floor

La Jolla, CA 92037

Attention: Assistant Vice Chancellor

4.MISCELLANEOUS.

4.1Defined Terms. All terms used, but not defined, herein shall have the respective meanings set forth in the Agreement.

4.2Continuing Effect. This Fourth Amendment shall be effective for all purposes from and after the 4th Amendment Date. Except as otherwise expressly modified by this Fourth Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

4.3Governing Laws. This Fourth Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

4.4Counterparts. The parties agree that this Fourth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Signatures to this Fourth Amendment delivered by facsimile or other form of electronic transmission will be deemed to be binding as originals.

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IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Fourth Amendment, in duplicate originals, by their respective and duly authorized officers on the day and year written below.

RAPTOR PHARMACEUTICALS, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Thomas E. Daley	By:	/s/ Jane Moores, Ph.D.
Name:	Thomas E. Daley		Jane Moores, Ph.D.
Title:	Chief Business Officer		Assistant Vice-Chancellor, Intellectual Property

Date:	12/16/13	Date:	1/6/14

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